SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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GENERAL CABLE CORPORATION

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(Name of Person(s) Filing Proxy Statement)

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GENERAL CABLE CORPORATION
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, Tuesday, May 11, 2004, at 4 Tesseneer Drive, Highland Heights, Kentucky.

     You will find enclosed a notice of our 2004 Annual Meeting that identifies the two proposals for shareholder action. We encourage you to read the Proxy Statement carefully.

     As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

Sincerely,

GREGORY B. KENNY
President and Chief Executive Officer

March 15, 2004

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY THE INTERNET OR TELEPHONE OR BY SIGNING AND RETURNING THE PROXY CARD. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR THE VOTING METHOD YOU SELECT.

General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

     The 2004 Annual Meeting of Shareholders of General Cable Corporation (“General Cable”) will be held on Tuesday, May 11, 2004, at 10:00 a.m., local time, at 4 Tesseneer Drive, Highland Heights, Kentucky, to consider and act upon the following proposals:

1.	Election of two directors;

2.	Ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit General Cable’s 2004 consolidated financial statements; and

3.	Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 12, 2004, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Robert J. Siverd
Secretary

March 15, 2004

PROXY STATEMENT

     The Board of Directors of General Cable Corporation (“General Cable” or the “Company”) is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 2004 Annual Meeting of Shareholders (“Annual Meeting”) on May 11, 2004, and at any adjournment of the meeting. The principal executive offices of General Cable are located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. General Cable is mailing this Proxy Statement, the accompanying proxy form and General Cable’s Annual Report to Shareholders for the 2003 fiscal year to all shareholders entitled to receive notice and to vote at the Annual Meeting beginning on or about March 31, 2004.

VOTING PROCEDURES

Your Vote is Very Important

     Whether or not you plan to attend our Annual Meeting, please take the time to vote either by the Internet or telephone using the instructions on the proxy card or by completing and mailing the enclosed proxy card as soon as possible. If you decide to vote using the proxy card, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the Board of Directors.

Record Date

     Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 12, 2004 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments. At the Record Date, 39,289,197 shares of common stock were issued and outstanding.

How to Revoke Your Proxy

     If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of General Cable at the above address; (2) submitting a properly signed proxy having a later date; (3) making an oral revocation by telephone using the telephone voting instructions on the proxy card; or (4) voting in person at the Annual Meeting.

Vote Required and Method of Counting Votes

•	Number of Shares Outstanding. At the close of business on the Record Date, there were 39,289,197 shares of common stock outstanding and entitled to vote at the Annual Meeting.

•	Vote Per Share. You are entitled to one vote per share on matters presented at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

•	Quorum. A majority of outstanding shares, present or represented by proxy, makes a quorum for the transaction of business at the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

•	Vote Required. The following is an explanation of the vote required for each of the two items to be voted on at the Annual Meeting:

Proposal 1 Election of Directors

     The nominees receiving the highest number of votes will be elected. If you do not wish your shares to be voted for a nominee, you may withhold votes using the telephone voting instructions on the proxy card or you may withhold votes by indicating in the space provided on the proxy card.

Proposal 2 Ratification of Appointment of Auditors

     The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 2.

     Abstentions and “broker non-votes” (i.e., when a broker does not have authority to vote on a specific issue) will have the effect of a vote against Proposal 2. Member firms of the New York Stock Exchange (“NYSE”) have authority to vote on Proposals 1 and 2 as routine items and need not decline to vote in the absence of a voting directive from a shareholder.

Discretionary Voting Power

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by the proxy statement, the person named in the proxy card will have full discretionary authority to vote unless a shareholder has followed the advance notice procedures discussed below under “Nominees for Director.” If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Director

     Two directors will be elected at the 2004 Annual Meeting.

     Under General Cable’s Certificate of Incorporation, the Board is divided into three classes of Directors serving staggered three-year terms. Each class is to be as nearly equal in number as reasonably possible. Terms of office for Directors were set up so that the initial term of office of the Class I directors expired at the 1998 annual meeting; the initial term of Class II directors expired at the 1999 annual meeting; and the initial term of Class III directors expired at the 2000 annual meeting. This year, at the 2004 Annual Meeting, the third term of the Class I directors expires. There are currently two Class I directors. Directors elected to succeed directors whose terms have expired have a term of office lasting three years and until their successors are elected.

     Set forth below is certain information relating to the persons who were nominated by the Board of Directors on January 27, 2004, for reelection as Class I directors at the Annual Meeting. Also set forth below is information about Class II and Class III continuing directors. The information is based on data furnished to General Cable by the individual directors. The new term of office for each nominee runs from the 2004 Annual Meeting until the Annual Meeting of Shareholders to be held in 2007 and until his successor shall have been elected and qualified.

Class I Director Nominees for Election at the Annual Meeting

Mr. Noddle has been Chairman of the Board of Minneapolis-based SUPERVALU INC. (NYSE: SVU) since May 2002. He was elected Chief Executive Officer in June 2001. Prior to that, he served as President and Chief Operating Officer from June 2000 to June 2001. From February 1995 to May 2000 he was President and Chief Operating Officer of its Wholesale Food Companies. SUPERVALU is the largest food wholesaler in the United States. Mr. Noddle has held various marketing and merchandising positions with SUPERVALU since 1976. He is also a director of Donaldson Company, Inc. (NYSE: DCI).

Jeffrey Noddle Age 56 Director since 1998 Chairman of the Compensation Committee and Member of the Audit Committee and Corporate Governance Committee

Mr. Welsh is currently President of Avalon Capital Partners, LLC, an investment firm focused on private equity and venture capital investments. From October 2000 to December 2002, he was a Managing Director of CIP Management LLC, the management company for Continuation Investments Group Inc. (Mr. Welsh continues to manage several portfolio investments on behalf of CIP Management LLC.) From November 1992 to December 1999, he served as Managing Director and Vice-Chairman of the Board of Directors of SkyTel Communications, Inc. and as a Director of the company from September 1992 until December 1999. Prior to 1992, Mr. Welsh was a Managing Director in the Investment Banking Division of Prudential Securities, Inc.

John E. Welsh, III Age 53 Director since 1997 Nonexecutive Chairman of the Board and Member of the Audit Committee, Compensation Committee and the Corporate Governance Committee

Class II Continuing Directors

Mr. Kenny has served as President and Chief Executive Officer of General Cable since August 2001. He was President and Chief Operating Officer of General Cable from May 1999 to August 2001. From March 1997 to May 1999, he was Executive Vice President and Chief Operating Officer of General Cable. From June 1994 to March 1997, he was Executive Vice President of the subsidiary of General Cable which was General Cable’s immediate predecessor. He is also a director of IDEX Corporation (NYSE: IEX).

Gregory B. Kenny Age 51 Director since 1997 President and Chief Executive Officer of General Cable

Mr. Smialek was formerly President and Chief Executive Officer of Applied Innovation, Inc. (NASDAQ: AINN) from July 2000 until August 2002. From May 1993 until June 1999, he was the Chairman, President and Chief Executive Officer of Insilco Corporation (The Pink Sheets: INSL) a diversified manufacturing company based in Dublin, Ohio.

Robert L. Smialek Age 60 Director since 1998 Chairman of the Audit Committee, Member of the Compensation Committee and Corporate Governance Committee

Class III Continuing Director

Mr. Lawton has been President and Chief Executive Officer of JohnsonDiversey, Inc. since October 2000. From January 1999 until September 2000, he was President and Chief Operating Officer of Johnson Wax Professional. Prior to joining Johnson Wax, Mr. Lawton was President of NuTone Inc., a subsidiary of Williams plc based in Cincinnati, Ohio, from 1994 to 1998. From 1989 to 1994, Mr. Lawton served with Procter & Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. Mr. Lawton is a director of Johnson Outdoor Inc. (NASDAQ: JOUT).

Gregory E. Lawton Age 53 Director since 1998 Chairman of the Corporate Governance Committee and Member of the Audit Committee and Compensation Committee

The Board, its Committees and Meetings

     The General Cable Board of Directors meets regularly during the year. In 2003, the Board of Directors held six regular meetings and two special meetings. The Board expects directors to attend the Annual Meeting and in 2003, all directors attended the Annual Meeting. The Board currently has five members and there is one vacant seat as a result of a resignation. The Board has determined that Messrs. Lawton, Noddle, Smialek and Welsh, who are not employees of the Company, are independent under the rules issued by the NYSE. General Cable has three standing Committees, which are the Audit Committee, the Compensation Committee, and the Corporate Governance Committee which also meet regularly. In 2003, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

     The Board generally will have four regularly scheduled meetings a year for the non-management directors without management present. These sessions usually take place around regularly scheduled Board meetings. The Non-Executive Chairman will preside at such meetings. The non-management directors may meet without management present at such other times as determined by the Non-Executive Chairman.

     Shareholders may communicate with the Board, including the Nonexecutive Chairman and the independent directors on matters of interest. The Company has established a special email address and telephone number for these communications which are posted on the Company’s website (www.generalcable.com) via the Investor Information page. Shareholders may also contact the directors anonymously. Communications to these directors initially will be reviewed by the Secretary and routed to the Chairman or a Board Committee as appropriate.

     The fee schedule for General Cable directors, paid only to directors who are not officers or employees of General Cable, is as follows: annual retainer fee of $50,000, payable at least one-half in common stock of General Cable (which must be deferred into the Company’s Deferred Compensation Plan) and up to one-half in cash (which may be deferred into the Company’s Deferred Compensation Plan). Outside directors are also reimbursed for related out-of-pocket expenses for attendance at board and committee meetings. A director may elect to receive up to 100% of the retainer fee in common stock. In order to be eligible to receive the retainer, a director must have attended at least 75% of the board meetings in the prior year, unless attendance was excused by the Chairman.

     Each outside director is also eligible to receive an annual grant of options to acquire General Cable common stock at the stock’s fair market value when granted. These options generally vest over three years. In January 2004, the Compensation Committee awarded each outside director 5,000 options on common stock as part of their compensation for services.

     In addition, John E. Welsh, III, who has served as Nonexecutive Chairman of the Board since August 2001, is entitled to annual compensation of $170,000, payable one-half in cash and one-half in common stock, plus grants of stock options from the Compensation Committee, for his services as Chairman. In January 2004, the Compensation Committee awarded Mr. Welsh 15,000 options on common stock as part of his compensation for these director services.

     The membership and functions and other relevant information relating to each committee are described below:

     Audit Committee: Consists of Robert L. Smialek (Chairman), Jeffrey Noddle, Gregory E. Lawton and John E. Welsh, III, who are independent under the rules of the NYSE. The Committee assists in Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal requirements and performance of the Company’s internal audit functions and independent auditors. This Committee also determines the public accounting firm that General Cable retains as its independent auditor. None of the members of the Committee are officers or employees of General Cable. The Audit Committee met six times in 2003. The Board of Directors has determined that each of the members of the Committee named above is an Audit Committee financial expert under rules of the Securities and Exchange Commission (“SEC”).

     In 2003, the Audit Committee adopted formal preapproval policies and procedures relating to the services provided by its independent auditor as of the effective date of the SEC Rules in May 2003. Under the Company’s preapproval policy, all audit and permissible non-audit services provided by the independent auditors must be preapproved. The Audit Committee will generally preapprove a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year. Any services that are not included in the approved list of services must be separately preapproved by the Audit Committee. The Committee delegates to the Chairman the authority to approve permitted audit and non-audit services to be provided by the independent auditor between Committee meetings for the sake of efficiency. The Committee Chairman reports any such interim preapproval at the next meeting of the Committee.

REPORT OF AUDIT COMMITTEE

     General Cable’s Audit Committee is furnishing the following report under the rules of SEC:

     The Audit Committee provides oversight relating to the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee Charter is also posted on the Company’s website via the Investor Information page. The Audit Committee reviews its Charter annually.

     The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for the year 2003, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (together, the “Deloitte Entities”), the Company’s independent auditors;

•	Discussed with Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received written disclosures and the letter from the Deloitte Entities regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Deloitte Entities their independence.

     The Audit Committee also considered the status of other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee’s review of the audited financial statements and discussions with management and the Deloitte Entities, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Audit Committee: Robert L. Smialek, Chairman Jeffrey Noddle Gregory E. Lawton John E. Welsh, III

     Compensation Committee: Consists of Jeffrey Noddle (Chairman), Gregory E. Lawton, Robert Smialek and John E. Welsh, III. The Compensation Committee reviews and acts on General Cable’s executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and other executive officers. None of the members are officers or employees of General Cable; all are independent under the rules of the NYSE. The Compensation Committee charter is posted on the Company’s website via the Investor Information page. The Compensation Committee met five times in 2003.

     Corporate Governance Committee: Consists of Gregory E. Lawton (Chairman), Jeffrey Noddle, Robert L. Smialek and John E. Welsh, III. The Corporate Governance Committee considers and recommends nominees for election as directors, appropriate director compensation, and the membership and responsibilities of Board committees. It also conducts, in conjunction with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer and sets performance objectives for the CEO. The Corporate Governance Committee also reviews management development and succession policies and practices. A copy of the Corporate Governance Committee’s charter is available on the Company’s website via the Investor Information page. None of the members of the Corporate Governance Committee are officers or employees of General Cable; all are independent under the rules of the NYSE. The Corporate Governance Committee met twice in 2003.

     The Corporate Governance Committee as noted is responsible for considering and recommending nominees for election as director. In carrying out its duties, the Corporate Governance Committee engages third-party search firms to assist in identifying and assessing qualifications of director candidates. Director qualifications and related responsibilities are set forth in the Company’s own Corporate Governance Principles and Guidelines. Under these Guidelines, the Corporate Governance Committee expects that directors of the Company should possess the highest personal and professional values, ethics, and integrity and should be committed to represent and advance the long-term interests of the Company’s shareholders. Directors must have an inquisitive and objective perspective, practical experience and maturity of judgment. General Cable aims to have a Board representing diverse experience in business, finance, technology, and other disciplines relevant to the Company’s business activities.

     Directors of our Company are also expected to attend all scheduled Board and committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that would adversely affect their ability to fulfill their duties and responsibilities as directors. Further, directors who also serve as CEO or in equivalent positions should not serve on more than two boards of public companies in addition to the General Cable Board, and other directors should not serve on more than four other boards of public companies. Current positions in excess of those limits may be maintained unless the Board determines that doing so would impair the director’s service on the Company’s Board. Lastly, the Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach retirement age. The Board does believe that 70 is an appropriate retirement age for outside directors. However, the Board will utilize its own self-evaluation process as an important determinant of Board tenure.

     Each year, the Corporate Governance Committee recommends a slate of nominees to the Board which proposes nominees to the shareholders for election to the Board. In connection with its recommendations, the Corporate Governance Committee considers whether the director candidates have the requisite qualifications and skills that are identified above and the commitment and willingness to serve on the Board in accord with the Company’s Corporate Governance Principles and Guidelines.

     The Corporate Governance Committee also will consider shareholder suggestions for nominees when submitted in accord with the provisions of our Bylaws. Under General Cable’s Bylaws, shareholders may present any proposals for shareholder vote, including the election of directors, by following the advance notice procedure described below. Under this procedure, the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder. Shareholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of director. The Bylaws require that a shareholder wishing to nominate a director candidate must first give the Secretary of General Cable a written nomination notice at least sixty (60) days before the date of the Annual Meeting.

     The nomination notice must set forth the following information as to each individual nominated:

•	The name, date of birth, business address and residence address of the individual;

•	The business experience during the past five years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate’s prior business experience;

•	Whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

•	Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or covered by Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and

•	Whether, in the last five years, the nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee.

     The nomination notice must also provide the following information about the person submitting the nomination notice and any person acting in concert with that person: (1) the name and business address of that person, (2) the name and address of that person as they appear in the Corporation’s books, and (3) the class and number of General Cable shares that are beneficially owned by that person. The nomination notice must include the nominee’s signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. If the presiding officer at any shareholder’s meeting determines that a nomination was not made in accord with these procedures, he or she will so declare to the meeting and the defective nomination will be disregarded.

     The Board of Directors recommends that shareholders vote FOR the election of the nominees for director.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth information, as of March 1, 2004, concerning the beneficial ownership of General Cable’s common stock by (i) each director and director nominee of General Cable; (ii) each executive officer of General Cable named in the Summary Compensation Table; and (iii) all directors and executive officers of General Cable as a group. This information is based on data furnished by the named persons. The beneficial owners of common stock listed below have sole investment and voting power with respect to these shares, except as otherwise indicated.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number		Percent (2)
Gregory B. Kenny, Director and Officer	350,357	(3)	*
Gregory E. Lawton, Director and Nominee	11,877	(4)	*
Jeffrey Noddle, Director	11,877	(5)	*
Robert J. Siverd, Officer	213,097	(6)	*
Robert L. Smialek, Director	14,877	(7)	*
Christopher F. Virgulak, Officer	136,510	(8)	*
John E. Welsh, III, Director	75,894	(9)	*
All directors and officers as a group	814,489		2.03

*	Means less than 1.0%

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (39,289,197 shares of common stock).

(3)	Includes 2,100 shares held by Mr. Kenny as custodian for his children and 1,167 shares of restricted stock awarded to Mr. Kenny under the General Cable 1997 Stock Incentive Plan as to which he has voting power; and 323,000 shares covered by options in common stock which may be exercised within sixty (60) days of March 1, 2004. Excludes 358,884 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(4)	Includes 10,000 shares covered by stock options which may be exercised by Mr. Lawton within sixty days of March 1, 2004. Excludes 19,229 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(5)	Includes 10,000 shares covered by stock options which may be exercised by Mr. Noddle within sixty days of March 1, 2004. Excludes 19,229 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(6)	Includes 133,000 shares covered by stock options which may be exercised by Mr. Siverd within sixty days of March 1, 2004. Excludes 58,072 shares of restricted common stock deferred under the General Cable Deferred Compensation Plan.

(7)	Includes 10,000 shares covered by stock options which may be exercised by Mr. Smialek within sixty days of March 1, 2004. Excludes 19,229 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(8)	Includes 135,000 shares covered by stock options which may be exercised by Mr. Virgulak within sixty days of March 1, 2004. Excludes 106,407 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(9)	Includes 35,334 covered by stock options which may be exercised by Mr. Welsh within sixty days of March 1, 2004. Excludes 64,758 shares of common stock deferred under the General Cable Deferred Compensation Plan.

TRANSACTIONS WITH THE COMPANY

     In October 1998, the Board of Directors approved the Stock Loan Incentive Plan (“SLIP”). Under the SLIP, executive officers and General Cable key employees were provided the opportunity to purchase General Cable common stock worth an aggregate of $6.12 million in the open market using funds loaned by the Company. Loans made were full-recourse loans which matured in five years when they were required to be repaid with accrued interest. The loans bore interest at 5.12%, the applicable federal rate provided by the Internal Revenue Service in October 1998. Dividends on common stock purchased by participants were applied to reduce interest on the loans. In addition, participants were awarded a long-term incentive of one restricted stock unit for each share of stock purchased, which award vested in five years.

     On June 10, 2003, Messrs. Kenny, Virgulak and Siverd each repaid in full their outstanding loans from the Company under the SLIP in the respective amounts of $752,909, $501,914, and $501,914. The Company accepted as partial payment for the loans common stock owned by the Executive Officers and restricted stock units previously awarded under the SLIP.

SIGNIFICANT SHAREHOLDERS

     The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5% of General Cable’s common stock. General Cable obtained this information from its records and statements filed with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and received by General Cable through the Record Date.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number		Percent(2)
Fidelity Management & Research Corp.
82 Devonshire St.
Boston, MA 02109	4,148,000	(3)	10.56

Cannell Capital LLC
150 California Street, 5th Floor
San Francisco, CA 94111	3,624,900	(4)	9.23

Pzena Investment Management, LLC
120 West 45th Street
New York, NY 10036	2,715,425	(5)	6.91

Deutsche Bank AG
Taunusanlage 12, D – 60325
Frankfort am Main
Federal Republic of Germany	2,185,397	(6)	5.56

Fuller & Thaler Asset Management, Inc
411 Borel Avenue, Suite 402
San Mateo, CA 94402	2,066,300	(7)	5.26

Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022	2,016,800	(8)	5.13

Barclays Global Investors, NA
45 Fremont Street
San Francisco, CA 94105	1,968,122	(9)	5.01

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (39,289,197 shares of common stock).

(3)	These shares of General Cable common stock are owned by FMR Corp. as a parent holding company, Fidelity Management and Research Company (“Fidelity”), Fidelity Low Priced Stock Fund and Edward C. Johnson 3d and members of his family. Fidelity beneficially owns 4,148,000 shares or 10.87% of the common stock of General Cable by reason of its acting as investment advisor to various registered investment companies. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, has sole power to dispose of 4,148,000 shares of General Cable common stock. Members of the Johnson family are the predominant owners of Class B shares of FMR Corp. common stock representing about 49% of the voting power of FMR Corp.

(4)	These shares of General Cable common stock are owned by Cannell Capital LLC as follows: (i) 901,800 shares by The Anegada Fund Limited, (ii) 901,000 shares by The Cuttyhunk Fund Limited, (iii) 1,314,700 shares by Tonga Partners, L.P., (iv) 322,100 shares bv GS Cannell Portfolio, LLC and (v) 185,300 shares by Pleiades Investment Partners, L.P. Cannell Capital LLC is an investment advisor and has discretionary authority to buy, sell and vote these shares for its investment advisory clients. J. Carlo Cannell is the management member of Cannell Capital LLC.

(5)	These shares of General Cable common stock are owned by Pzena Investment Management, LLC (“Pzena”). Pzena has sole voting power with respect to 2,512,175 shares and sole dispositive power with respect to 2,715,425 shares of General Cable common stock.

(6)	These shares of General Cable common stock are owned by Deutsche Bank AG, the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates, including Deutsche Bank Trust Company Americas (“DBTC”) and Deutsche Investment Management Company Americas (“DIMC”). DBTC has sole voting and dispositive power over 1,614,997 shares of General Cable common stock and sole dispositive power over 1,758,797 shares of common stock and DIMC has sole voting and dispositive power over 361,300 shares of General Cable common stock.

(7)	These shares of General Cable common stock are owned by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”), an investment advisor and Russell J. Fuller, President of Fuller & Thaler. Fuller & Thaler has sole voting power and sole dispositive power with respect to 1,461,900 shares of General Cable common stock. Russell Fuller has sole voting power with respect to 2,066,300 shares and sole dispositive power with respect to 1,931,600 shares.

(8)	These shares of General Cable common stock are owned by a variety of investment advisory clients of Zesiger Capital Group LLC (“Zesiger”). Zesiger has sole voting power with respect to 1,486,000 shares and sole dispositive power with respect to 2,016,800 shares.

(9)	These shares of General Cable common stock are owned by Barclays Global Investments, NA (“Barclays”) and affiliated members of its group, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd. (“Barclays Global”), Barclays Global Investments and Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited and Barclays Bank (Suisse SA). Barclays Global Investments has sole voting and dispositive power with respect to 1,808,094 shares of General Cable common stock. Barclays Global Advisors has sole voting power with respect to 359,272 shares and sole dispositive power with respect to 359,272 shares of General Cable common stock. Barclays Capital Inc. has sole voting and sole dispositive power with regard to 267,893 shares of General Cable common stock.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid to the Chief Executive Officer and the two other most highly compensated executive officers of General Cable (including its subsidiaries) for services rendered in all capacities for fiscal years 2001, 2002 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
					Restricted
				Other	Stock and
	Fiscal			Annual	Unit	Options	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)	(Shares)	Compensation(3)
Gregory B. Kenny	2003	$550,000	$348,250	$745,000	$900,790	0	$15,518
President and	2002	550,000	0	0	0	330,000	48,028
Chief Executive Officer	2001	505,577	200,000	0	0	150,000	62,174

Christopher F. Virgulak	2003	$328,388	$152,171	$495,000	$228,430	0	$6,125
Executive Vice President,	2002	326,122	0	0	0	85,000	21,267
Chief Financial Officer and Treasurer	2001	315,000	100,000	0	0	40,000	37,914

Robert J. Siverd	2003	$312,750	$148,496	$495,000	$215,500	0	$6,028
Executive Vice President,	2002	310,592	0	0	0	60,000	20,588
General Counsel and Secretary	2001	300,000	100,000	0	0	40,000	37,984

(1)	The amounts listed represent awards under three-year retention arrangements approved by the Board of Directors in July 2003. Under the terms of the arrangements, which were disclosed in the Company’s 8-K filing dated July 11, 2003, each executive received a cash payment in July 2003, in consideration for services to be rendered through July 2006. See also Employment Agreements and Transactions with the Company.

(2)	Award amounts for 2003 represent the value of restricted common stock granted in January 2004 subject to time and performance vesting conditions during a six-year period.

The number and aggregate value of restricted stock holdings of executive officers at December 31, 2003, based on the year-end share price of $8.15 were: Mr. Kenny, 37,500 shares, $305,625; Mr. Virgulak, 15,000 shares, $122,250; and Mr. Siverd, 15,000 shares, $122,250. Dividends are payable on the restricted common stock only if declared by the Board of Directors. No dividends have been declared and paid on the Company’s common stock since the third quarter of 2002.

(3)	Includes (a) imputed income from life insurance in the amount $1,518 in 2003, $990 in 2002, and $1,584 in 2001 for Mr. Kenny; $990 in 2003, $990 in 2002, and $1,584 in 2001 for Mr. Virgulak; and $1,518 in 2003, $1,518 in 2002, and $1,584 in 2001 for Mr. Siverd; and (b) employer matching and additional contributions pursuant to General Cable’s retirement and savings and excess benefit plans in the amounts of $14,000 in 2003, $47,038 in 2002, and $60,590 in 2001 for Mr. Kenny; $5,135 in 2003, $20,277 in 2002, and $36,330 in 2001 for Mr. Virgulak; and $4,510 in 2003, $19,070 in 2002, and $36,400 in 2001 for Mr. Siverd.

Employment Agreements

     Below are summary descriptions of the separate employment agreements between General Cable (and certain subsidiaries) and Messrs. Kenny, Virgulak and Siverd as amended (each an “Employment Agreement”).

     Employment Agreements

     Messrs. Kenny, Virgulak and Siverd have Amended and Restated Employment Agreements with three-year terms beginning October 18, 1999 with automatic one-year extensions unless General Cable or the executives elect not to extend. Each executive earns a base salary approved by the Compensation Committee and has an opportunity to earn a bonus for attainment of specified performance goals approved by the Compensation Committee under the 1999 Incentive Bonus Program and any performance-based bonus program for senior executives applicable after 1999. Upon termination of employment, each executive will be entitled to any bonus deferred for any year prior to the year in which termination of employment occurs in addition to any accrued and unpaid base salary and benefits under the existing plans (other than severance benefits). Furthermore, in case of a termination due to death or Disability, by General Cable other than for Cause or by the executive for Good Reason (as defined), the executive receives immediate vesting and lapsing of restrictions on unvested stock awards under the applicable agreements. In case of a termination by General Cable other than for Cause or by the executive for Good Reason, the Employment Agreement also provides for a payment equal to a multiple (the “Multiplier”) of the sum of their base salary and the target bonus under the Annual Incentive Plan applicable to the year termination occurs subject to a minimum target. The executives are also entitled to their continuation as a participant in General Cable’s executive health and welfare benefit plans for the number of years represented by the Multiplier. The differences among these agreements are as follows: Mr. Kenny serves as President and Chief Executive Officer, is entitled to an annual salary of $625,000, and has a Multiplier of 3. Mr. Virgulak serves as Executive Vice President, Chief Financial Officer and Treasurer, is entitled to an annual salary of $342,000 and has a Multiplier of 2. Mr. Siverd serves as Executive Vice President, General Counsel and Secretary, is entitled to an annual salary of $325,500, and has a Multiplier of 2.

     In July 2003, each Executive Officer entered into an amendment to his Employment Agreement related to the retention awards as reported in the Summary Compensation Table. The amendment provides that the amount of the retention award is earned one-third each year for each full year of employment after July 2003 and that if the executive’s employment were terminated at his option other than for Good Reason (or the Change-in-Control Agreement defined below), the executive will be required to repay the unearned portion of the retention award.

Change-In-Control Agreements

     Below are summary descriptions of the Amended and Restated Change-in-Control Agreements between General Cable and each of Messrs. Kenny, Virgulak and Siverd dated April 28, 2000 (the “Change-in-Control Agreements”).

     Change-in-Control Agreements

     The Change-in-Control Agreements provide benefits if the executive’s employment is terminated by General Cable or General Cable’s subsidiaries or by General Cable’s successor without Cause (as defined). Benefits are also payable if the executive terminates his employment with General Cable or General Cable’s subsidiaries or with General Cable’s successor for any one of certain specified events detrimental to the executive (“Good Reason”) and the termination occurred within six months before, or, in the case of Messrs. Virgulak or Siverd, within two years after, or, in the case of Mr. Kenny, within three years after, any one of certain specified events producing a change in control of General Cable (a “Change-in-Control”). In that case, the executive would receive a payment equal to a specified multiple of the sum of (1) the executive’s annual base salary at the time of the termination of the executive’s employment (or, in the case of a termination of employment for Good Reason based on a reduction of his annual base salary, the annual base salary in effect immediately prior to such reduction) and (2) the executive’s target annual bonus applicable to the year in which employment is terminated or the year in which the Change-in-Control occurs, whichever is greater. There is a fixed minimum Annual Incentive Plan percentage target for each executive. In addition, General Cable or its successor agreed to continue the executive’s participation in General Cable-sponsored executive health and welfare benefit plans until the earlier of the same specified multiple of 12 months following the date of the executive’s termination of employment or the date the executive receives equivalent coverage and benefits under the plans of a subsequent employer. The multiples were as follows: Mr. Kenny three times; Mr. Virgulak and Mr. Siverd two times. On a Change-in-Control, restrictions on any unvested awards will become fully vested and immediately exercisable under the Stock Incentive Plan.

OPTION INFORMATION

Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

     Shown below is a table setting forth information concerning unexercised options held by the executive officers listed in the Summary Compensation Table at the end of 2003. To the Company’s knowledge, none of these officers exercised any General Cable stock options during 2003. No option grants were made to the executive officers for fiscal 2003.

			Number of Securities Underlying
			Unexercised Options at Fiscal Year-		Value of Unexercised In-the-Money
			End		Options at Fiscal Year End (1)
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory B. Kenny	0	0	323,000	480,000	0	1,369,500

Christopher F. Virgulak	0	0	135,000	260,000	0	352,750

Robert J. Siverd	0	0	133,000	100,000	0	249,000

(1)	The closing price of General Cable’s common stock on the NYSE on December 31, 2003 was $8.15 per share.

PENSION PLAN TABLE

     Set forth below is a pension table showing estimated annual benefits payable upon retirement under General Cable’s defined benefit retirement plan.

	Years of Service
Remuneration (Average of Three
Highest Annual Compensation Levels)	10	15	20 or more
$400,000	$100,000	$150,000	$200,000
450,000	112,500	168,750	225,000
500,000	125,000	187,500	250,000
550,000	137,500	206,250	275,000
600,000	150,000	225,000	300,000
650,000	162,500	243,750	325,000
700,000	175,000	262,500	350,000
750,000	187,500	281,250	375,000
800,000	200,000	300,000	400,000

     Effective January 1, 2000 the Company adopted a defined benefit Supplemental Executive Retirement Plan (the “SERP”) to cover key executives of the Company. The SERP generally provides for a target retirement benefit equal to 2.5% of final average pay times years of credited service (not greater than 20) to be paid upon retirement from the Company. The actual SERP benefit is the excess, if any, of the target benefit over the sum of (i) the annuity equivalent of the vested portion of employer contributions under General Cable’s Retirement and Savings Plan (the “Retirement Plan”) and the Benefit Equalization Plan (the “Equalization Plan”) for the account of such employee (plus or minus aggregate investment gains or losses thereon) including employer provided matching contributions, (ii) amounts payable under the frozen defined benefit Retirement Income Guarantee Plan (the “RIGP”), and (iii) 50% of the estimated age 65 retirement benefit payable under the Social Security Act. For purposes of the SERP, final average pay is defined as the average of the highest three consecutive years of compensation in the last five years. SERP compensation includes base salary plus cash incentive compensation, other forms of incentive bonuses and amounts deferred under the Retirement Plan. Service is credited under the Plan for the number of years and months of employment with the Company and its subsidiaries. In addition, service with a prior employer may also be recognized. If prior employer service is credited the target benefit is also offset for prior employer benefits attributable to that service.

     General Cable terminated its former defined benefit plan as of December 31, 1985 and adopted the defined benefit RIGP as of January 1, 1986. For persons hired on or before January 1, 1986, the RIGP generally provides for an additional retirement benefit equal to the amount, if any, by which the total of the annuity equivalent of the employees accrued benefit under the former retirement plan at December 31, 1985, plus the annuity equivalent of the vested portion of General Cable’s contributions under General Cable’s Retirement Plan on the account of such employee (plus or minus aggregate investment gains or losses thereon) is less than the retirement benefit that the employee would have received if the former retirement plan had continued. The years of service, average compensation and social security entitlement used in calculating the retirement benefit for each participant were frozen as of December 31, 1993. Any compensation, years of employment or contributions to a participant’s Retirement Plan after that date are not included in the benefit calculation.

     General Cable’s Equalization Plan generally makes up certain reductions caused by Internal Revenue Code of 1986 limitations in the annual retirement benefit determined pursuant to the RIGP and in General Cable’s contributions on behalf of an employee pursuant to the Retirement Plan. Those amounts not payable under the RIGP, the former retirement plan, or the Retirement Plan due to such limitations would be payable under the Equalization Plan.

     Estimated annual benefits under the SERP, RIGP, and the Equalization Plan are illustrated in the table above. The amounts were calculated under the single life annuity option form of pension, payable to participants at the normal retirement age of 65. The amounts shown in the table would be further reduced by the annuity equivalent of the vested portion of General Cable’s contributions under General Cable’s Retirement Plan, including employer provided matching contributions and 50% of the estimated age 65 retirement benefit payable under the Social Security Act.

     Mr. Kenny, Mr. Virgulak and Mr. Siverd have 21, 16, and 20 full credited years, respectively, with General Cable and its subsidiaries, under the SERP (including any prior employer service credited). Mr. Kenny and Mr. Siverd have 11 and 10 full credited years of service, respectively, with General Cable and its subsidiaries, under the RIGP and the Equalization Plan, which represent a carryover of their years of service with The Penn Central Corporation. All listed executive officers are 100% vested under the Retirement Plan and Equalization Plan. Mr. Kenny and Mr. Siverd are 100% vested under the RIGP.

COMPENSATION COMMITTEE REPORT

     General Cable has a Compensation Committee (the “Committee”), which is currently comprised of four outside directors. The Committee is responsible for establishing the Company’s compensation policy and making all decisions regarding compensation for the Chief Executive Officer and the other named executive officers, including approving their base salaries and bonus amounts, target financial performance levels under incentive plans, and granting stock options and other long-term incentives.

     Executive Compensation Objectives

     The Company’s executive compensation plans are intended to attract and retain executives and key management employees and to motivate them to take actions to continually enhance shareholder value. For 2003, the Company targeted base salaries at the 50th percentile of a broad survey of industrial companies of similar size, scope and complexity, and, if target business objectives are achieved, provided the opportunity to receive total annual cash compensation at the 50th percentile. Executives may earn incentive compensation above that level if performance exceeds the specified 50th percentile targets. The incentive programs and awards described below are related to achievement of performance goals and accomplishments that result in a significant percentage of total compensation being tied to financial objectives and measures that, the Committee believes, are linked directly to shareholder value. In 2003, the Compensation Committee again reviewed and assessed the appropriateness and competitiveness of General Cable’s executive compensation programs in relation to comparable companies. Based on this review, the Committee is satisfied that executive compensation programs for 2003 are reflective of market compensation practices and conditions.

Components of the Executive Compensation Program

     The compensation program for the Company’s executive officers in 2003 consisted of the following components: (1) base salary; (2) annual incentive bonus; and (3) long-term incentive compensation consisting of potential awards of restricted stock, stock options or both. The Company’s incentive programs are the main elements of the total compensation program that are designed to reward executives for short- and long-term enhancements of shareholder value.

     Base Salaries. The Committee reviews base salaries each year and adjusts them as appropriate in light of Company performance, individual performance and the executive’s position and level of responsibilities. During 2003, base salaries of the executive officers were reviewed and adjusted. Mr. Kenny’s annual base salary was increased to $625,000, while Mr. Virgulak and Mr. Siverd’s salaries were increased to $342,000 and $325,500, all as of January 1, 2004. The Committee believes that the salaries are appropriate as they have been benchmarked against 50th percentile compensation levels for executives in public companies of General Cable’s size and industry position. The Committee also takes into account individual and Company performance in setting salary levels.

     Annual Incentives. For calendar year 2003, executive officers and key employees had the opportunity to earn cash and common stock awards based on attainment of financial, operational and individual performance goals established at the beginning of the year. Under the General Cable Annual Incentive Plan (“AIP”), the Committee selects one or more performance objectives as targets for a particular year in light of business conditions and the Company’s annual Business Plan, including factors such as levels of earnings per share, net income, and return on net operating assets. Incentive awards for 2003 performance are included in the Summary Compensation Table and reflect separate components for achievement of performance goals under the AIP and for accomplishments related to the Company’s successful financial restructuring project completed in November 2003. The restructuring project involved the planning and execution of several complex equity and debt offerings and the establishment of a new revolving credit facility. Completion of the project resulted in an infusion into the Company of substantial new common and preferred equity, reduced balance sheet leverage and enhanced liquidity.

     Long-Term Incentives. The Company has used and continues to use restricted stock, stock options or a combination as long-term incentives to tighten the relationship between executive compensation and return to General Cable shareholders. Grants of performance accelerated restricted stock were made to executive officers and are shown in the Compensation Table. The Committee considers at least annually whether additional grants of stock awards authorized under Company incentive plans are appropriate to increase corporate performance, to encourage increased ownership of the Company’s stock by executive officers, and to foster retention of key executives.

     In addition, as previously disclosed, the Compensation Committee and Board of Directors approved three-year retention awards for Messrs. Kenny, Virgulak and Siverd. The awards, which are included in the Summary Compensation table, will be earned ratably over the three-year period from July 2003 through July 2006.

     Chief Executive Officer Compensation

     Mr. Kenny served as President and Chief Executive Officer during 2003. Under his Employment Agreement, Mr. Kenny was paid an annual salary of $550,000 based on Committee review and consideration of relevant competitive market data for chief executive officers. Mr. Kenny was also provided an opportunity to receive a bonus under the Annual Incentive Plan equal to 95% of his base salary in 2003 and he was eligible to receive compensation above that level if actual performance exceeded the objective performance goals set by the Committee. For 2003, Mr. Kenny received an incentive award of $348,250 which is included in the Summary Compensation Table. About two-thirds of this award reflects achievement of performance goals under the AIP while the remainder recognizes Mr. Kenny’s substantial contributions to the completion of the very beneficial refinancing project described above. In addition, as noted, Mr. Kenny also received a retention award in July 2003.

     The Company (and its subsidiaries) also provide certain benefit programs in which the listed executive officers participate. The compensation for these executive officers for 2003 is detailed in this proxy statement. Mr. Kenny’s participation in these programs reflects what the Committee believes is the participation that other executives at his level in similarly sized organizations would expect.

     Policy Under Section 162(m)

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which could limit the deductibility of executive compensation paid to the Chief Executive Officer and the other executive officers of the Company. The legislation generally provides that compensation in excess of $1 million in any year paid to the Chief Executive Officer or any one of the next four most highly compensated officers is not deductible for income tax purposes unless it qualifies as performance-based compensation or satisfies certain other limited exceptions. The Committee believes that awards in 2003 under the Company’s AIP and stock incentive plans should qualify as performance-based compensation. As a matter of general policy, the Committee intends to design future Company compensation plans so that a substantial amount of payments and awards under the plans will qualify for income tax deductions.

Jeffrey Noddle, Chairman Gregory E. Lawton Robert L. Smialek John E. Welsh, III

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the annual percentage change in cumulative total shareholder return on General Cable common stock in relation to cumulative total return of the Standard & Poor’s 500 Stock Index, a current peer group of companies (“2004 Peer Group”), and the peer group included in the 2003 Proxy Statement (“2003 Peer Group”) as required under the rules of the SEC. The data shown are for the period beginning May 16, 1997, the date that General Cable (“BGC”) common stock began trading on the NYSE, through December 31, 2003.

Cumulative Return Comparison: General Cable Common Stock
S&P 500 Index and Peer Group*

GRAPH DATA

	May 97	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03
General Cable	100	167	143	53	41	96	29	62
2004 Peer Group	100	115	91	161	122	107	52	96
2003 Peer Group	100	118	100	174	115	119	54	93
S&P 500	100	117	148	177	162	138	106	134

*	Assumes the value of the investment in General Cable common stock and each index was 100 on May 16, 1997. The 2004 Peer Group consists of Belden Inc. (NYSE: BWC), Cable Design Technologies Corp. (NYSE: CDT), CommScope, Inc. (NYSE: CTV), Draka Holding, N.V. (Amsterdam Stock Exchange) and Nexans (Paris Bourse Stock Exchange). The 2003 Peer Group consisted of the same companies, excluding Draka Holding, N.V. and Nexans. These two companies were added to make the 2004 Peer Group representative in light of General Cable’s significant international business activity. Returns of each Peer Group are weighted by capitalization.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2003, all compensation determinations and awards were made by the independent directors who make up the Compensation Committee. There were no interlocking relationships between executive officers or directors of the Company and the Compensation Committee of any other company during 2003.

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT GENERAL
CABLE’S 2004 CONSOLIDATED FINANCIAL STATEMENTS
(Proposal 2)

     The Audit Committee of General Cable earlier this year engaged and appointed Deloitte & Touche LLP, along with the member firm of Deloitte & Touche Tohmatsu and their respective affiliates, independent certified public accountants, to audit the consolidated financial statements of General Cable and its subsidiaries for 2004. The Board of Directors ratified that appointment and is submitting it to shareholders for a vote at the Annual Meeting.

     Principal Accounting Firm Fees. Aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by the Deloitte Entities were as follows:

	Fiscal Year Ended
	2003	2002
Audit Fees(1)	$947,000	$722,900
Audit-related Fees(2)	256,080	99,250
Tax Fees(3)	321,725	125,500
All Other Fees(4)	166,000	241,000

	$1,690,805	$1,188,650

(1)	Includes reviews of registration statements, and related consents and comfort letters.

(2)	Includes employee benefit plan audits and assistance in implementation of Section 404 of Sarbanes-Oxley Act

(3)	Includes fees for tax compliance, consultation and planning.

(4)	Includes fees for permitted internal audit outsourcing in 2002 and permitted actuarial services.

     General Cable expects representatives of the firm to attend the Annual Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if they so desire.

     The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to audit General Cable’s 2004 consolidated financial statements.

OTHER INFORMATION

Solicitation of Proxies

     Solicitation of proxies is being made by management at the direction of General Cable’s Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by General Cable. In addition, General Cable will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and General Cable will reimburse them for their expenses in so doing. General Cable has retained Mellon Human Resources and Investor Services to aid in the solicitation of proxies for a fee of $5,500 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires General Cable’s directors and executive officers, and persons who own more than ten percent of a registered class of General Cable’s equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish General Cable with copies of all Section 16(a) forms which they file. Based solely on review of the copies of forms furnished to General Cable, or written representations that SEC Forms 5 were required, General Cable believes that all such SEC filings during 2003 complied with the reporting requirements.

Shareholder Proposals for 2005 Annual Meeting

     Shareholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934 for the 2005 Annual Meeting of Shareholders must be received by General Cable no later than December 2, 2004, in order to be considered for inclusion in General Cable’s proxy statement for that meeting. Shareholder proposals not made under Rule 14a-8 must be made in accordance with the sixty-day advance notice procedure described on pages 9-10. All proposals must be communicated in writing to the Secretary of General Cable at its headquarters address.

By Order of the Board of Directors,

ROBERT J. SIVERD
Secretary

Highland Heights, Kentucky
March 15, 2004

APPENDIX A

GENERAL CABLE AUDIT COMMITTEE CHARTER

Purpose

     The Audit Committee’s purpose is (A) to assist in Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; and (B) to prepare an audit committee report as required by the SEC’s rules for inclusion in the Company’s annual proxy statements. If the Company does not file a proxy statement, the report will be included in the Company’s annual report on SEC Form 10-K.

     The Audit Committee is responsible for the duties and responsibilities set forth in this charter, but its role is one of oversight, and therefore, it is not responsible either for the preparation of the Company’s financial statements or the auditing of the Company’s financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the audit committee described in this charter.

Composition

     There will be a committee of the board of directors (the “Board”) to be known as the Audit Committee which will be composed of at least three (3) directors, each of whom will satisfy the independence and financial literacy requirements of the New York Stock Exchange and all other applicable regulatory requirements, subject to the effective dates and relevant transition periods. In addition, at least one member of the Audit Committee will have the required accounting or related financial management expertise as the Board interprets such qualification in its business judgment. No member of the Audit Committee will simultaneously serve on the audit committee of more than three public companies unless the Board determines that the simultaneous service would not impair the ability of the Audit Committee member to effectively serve on this Audit Committee and discloses the determination in the Company’s annual proxy statement or, if the Company does not file an annual proxy statement, in the Company’s annual report on Form 10-K filed with the SEC.

     The Non-Executive Chairman upon consultation with other members of the Board will elect or appoint a chairperson of the Audit Committee (or, if he does not do so, the Audit Committee members will elect a chairperson by vote of a majority of the full committee). The Audit Committee chairperson will have authority to act on behalf of the Audit Committee between meetings.

Duties and Responsibilities

The duties and responsibilities of the Audit Committee are set forth below. The Audit Committee will:

(A)	be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; each such registered public accounting firm must report directly to the Audit Committee.

(B)	establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

(C)	have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties;

(D)	receive appropriate funding from the Company, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties;

(E)	at least annually, obtain and review a report by the independent auditor describing (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company;

(F)	review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(G)	discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

(H)	discuss policies with respect to risk assessment and risk management;

(I)	meet separately, from time to time, with management, internal auditors (or other personnel or independent contractors responsible for the internal audit function) and the independent auditors;

(J)	review with the independent auditor any audit problems or difficulties and management’s response, including discussion of the responsibilities, budget and staffing of the Company’s internal control function;

(K)	set clear hiring policies for employees or former employees of the independent auditors;

(L)	report regularly to the Board;

(M)	make an annual performance evaluation of the Audit Committee;

(N)	review and assess the adequacy of the Audit Committee’s charter annually;

(O)	comply with the preapproval requirements of Section 10A(i) of the Securities Exchange Act of 1934; and

(P)	make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

Meetings

     The Audit Committee will meet on a quarterly basis each year and more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Audit Committee member. The Company will make available to the Audit Committee, at its meetings and otherwise, individuals and firms as may be designated from time to time by the Audit Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or firms (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

Delegation

     Any duties and responsibilities of the Audit Committee, including but not limited to the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Audit Committee or a subcommittee of the Audit Committee.

Notice of 2004 Annual Meeting Of Shareholders And Proxy Statement

GENERAL CABLE

HIGHLAND HEIGHTS, KENTUCKY

PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 2004

Solicited On Behalf of the Board of Directors

     The undersigned hereby appoints Gregory B. Kenny, Christopher F. Virgulak and Robert J. Siverd, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of General Cable to be held at 10:00 a.m. on May 11, 2004, at 4 Tesseneer Drive, Highland Heights, Kentucky, and at any postponement or adjournment thereof, and to vote all of the shares of General Cable which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as marked on the reverse side.

     This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named above intend to vote FOR each proposal listed on the reverse side. A majority of the attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers granted. Discretionary authority is conferred as to certain matters which may properly come before the meeting. As of the date of the Proxy Statement, management is not aware of any other matter to be presented at the meeting that is not described in the Proxy Statement. Please refer to the Proxy Statement for more information on discretionary voting authority.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT

YOU CAN VOTE IN ONE OF THREE WAYS:

1.	Vote by Internet at http://www.eproxy.com/bgc

or

2.	Call toll free 1-800-435-6710 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE
TO VIEW OUR ANNUAL REPORT ONLINE
GO TO: http//www.generalcable.com

1.	Election of Directors: Jeffrey Noddle and John E. Welsh, III

FOR all nominees listed above (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for all nominees listed above ☐

To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.

2.	Ratify the appointment of Deloitte & Touche LLP to audit the 2004 consolidated financial statements of General Cable.

FOR	AGAINST	ABSTAIN
☐	☐	☐

   Check box if you plan to attend the Annual Meeting                            ☐

Signature

Signature	Date

Please sign exactly as your name or names appear here. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.eproxy.com/bgc

Use the Internet to vote your proxy.
Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-800-435-6710

Use any touch-tone telephone to vote your proxy.
Have your proxy card in hand when you call.

OR

MAIL

Mail, sign and date your proxy card and
return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.